            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

    GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYOR -- Social Security Numbers have nine digits separated by two hyphens (i.e. 000-00-0000). Employer Identification Numbers have nine digits separated by only one hyphen (i.e. 00-0000000. The table below will help determine the proper number to give the payer.
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
                                        GIVE THE
                                         SOCIAL
                                        SECURITY
FOR THIS TYPE OF ACCOUNT:               NUMBER OF:
---------------------------------------------------------
 1.  An individual's account.      The individual

 2.  Two or more individuals       The actual owner of
     (joint account)               the account or, if
                                   combined funds, any
                                   one of the
                                   individuals(1)

 3.  Husband and wife (joint       The actual owner of
     account)                      the account or, if
                                   joint funds, either
                                   person(1)

 4.  Custodian account of a minor  The minor(2)
     (Uniform Gift to Minors Act)

 5.  Adult and minor (joint        The adult or, if the
     account)                      minor is the only
                                   contributor, the
                                   minor(1)

 6.  Account in the name of        The ward, minor, or
     guardian or committee for a   incompetent person(3)
     designated ward, minor, or
     incompetent person

 7.  a. The usual revocable        The grantor-
        savings trust account      trustee(1)
        (grantor is also trustee)

     b. So-called trust account    The actual owner(1)
        that is not a legal or
        valid trust under State
        law
---------------------------------------------------------

                                   GIVE THE EMPLOYER
                                   IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:          NUMBER OF:
---------------------------------------------------------
 8.  Sole proprietorship account   The owner(4)

 9.  A valid trust, estate, or     The legal entity (Do
     pension trust                 not furnish the
                                   identifying number of
                                   the personal
                                   representative or
                                   trustee unless the
                                   legal entity itself is
                                   not designated in the
                                   account title.)

10.  Corporate Account             The corporation

11.  Religious, charitable, or     The organization
     educational organization
     account

12.  Partnership account held in   The partnership
     the name of the business

13.  Association, club, or other   The organization
     tax-exempt organization

14.  A broker or registered        The broker or nominee
     nominee

15.  Account with the Department   The public entity
     of Agriculture in the name
     of a public entity (such as
     a state or local government,
     school district, or prison)
     that receives agricultural
     program payments
---------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show the name of the owner.
(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                                    (PAGE 2)

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

 - A corporation.

 - A financial institution.

 - An organization exempt from tax under Section 501(a) of the Internal Revenue Code or an individual retirement plan.

 - The United States or any agency or instrumentality thereof.

 - A State, the District of Columbia, a possession of the United States or any subdivision or instrumentality thereof.

 - A foreign government, a political subdivision of a foreign government or any agency or instrumentality thereof.

 - An international organization or any agency or instrumentality thereof.

 - A dealer in securities or commodities required to register in the United States or a possession of the United States.

 - A real estate investment trust.

 - A common trust fund operated by a bank under Section 584(a) of the Internal Revenue Code.

 - An exempt charitable remainder trust or a non-exempt trust described in
   Section 4947(a)(1) of the Internal Revenue Code.

 - An entity registered at all times under the Investment Company Act of 1940.

 - A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

 - Payments to nonresident aliens subject to withholding under Section 1441 of the Code.

 - Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

 - Payments of patronage dividends where the amount received is not paid in money.

 - Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

 - Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

 - Payments of tax-exempt interest (including exempt-interest dividends under Section 852 of the Internal Revenue Code).

 - Payments described in Section 6049(b)(5) of the internal Revenue Code to non-resident aliens.

 - Payments on tax-free covenant bonds under Section 1451 of the Internal Revenue Code.

 - Payments made by certain foreign organizations.

 - Payments made to a nominee.

Exempt payees described above must still complete the Substitute Form W-9 enclosed herewith to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYER A COMPLETED INTERNAL REVENUE FORM W-8 (CERTIFICATE OF FOREIGN STATUS).

Certain payments, other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041(A)(a), 6042, 6044, 6045, 6049, 6050A and 6050N of the Internal Revenue Code and the regulations promulgated thereunder.

PRIVACY ACT NOTICE -- Section 6109 of the Internal Revenue Code requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the Internal Revenue Service. The Internal Revenue Service uses the numbers for identification purposes and to help verify the accuracy of the recipient's tax return. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of the gross amount of interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to a reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION -- Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment. FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.